ExchangeRight Income Fund d/b/a ExchangeRight Essential Income REIT July 2023

This presentation is not a solicitation to buy or sell securities. Such offers may be made only to qualified accredited investors via a confidential Private Placement Memorandum. Real estate investments are illiquid and highly speculative. Prospective investors must read and understand the risks outlined in the Private Placement Memorandum which include, but may not be limited to complete loss of principal, declining market values, reduction or disruption in income, tenant defaults, tenant vacancies, acts of God, etc. Investors must also understand that past performance does not guarantee future results and certain risks may be amplified when using leverage. Investors in ExchangeRight Income Fund, d/b/a ExchangeRight Essential Income REIT (the “Company” or “Essential Income REIT”), do not have day-to-day management responsibilities with respect to the Company’s business and operations and are subject to the usual risks associated with real estate transactions. Targeted cash flows, returns, and potential appreciation are not guaranteed and may be lower than anticipated. Investors should not invest in real estate or real-estate-related investments if they cannot afford a loss of income or the loss of some or all of the principal investment. The principals of ExchangeRight Real Estate, LLC, the sponsor of the Company, have conflicts of interest that could impact the management of certain investments based on the needs and investment opportunities of other companies. This may lead to a conflict of interest between their various roles, including conflicts with the investors regarding decisions related to the Essential Income REIT, and the acquisition and management of the investment. Past performance of ExchangeRight Real Estate, its other affiliated real estate sponsor company Telos Capital, and the companies’ principals is not indicative of future results. IMPORTANT DISCLOSURES

Certain statements contained in this presentation other than historical facts may be considered “forward-looking statements,” and, as such, may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. For these statements, the Company claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may”, “will”, “should”, “estimates”, “projects”, “anticipates”, “believes”, “expects”, “intends”, “future” and words of similar import, or the negative thereof. Forward-looking statements in this report include information about possible or assumed future events, including, among other things, discussion and analysis of our future financial condition, results of operations, our strategic plans and objectives, and other matters. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Any such forward-looking statements are subject to unknown risks, uncertainties and other factors, which in some cases are beyond the Company’s control and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that the our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide distributions to shareholders and maintain the value of our real estate properties, may be significantly hindered. FORWARD LOOKING STATEMENTS

EXCHANGERIGHT AND TELOS CAPITAL AUM AS OF 6/30/23 Vertically Integrated Real Estate Investment Companies with experience across all asset classes Multiple Platforms (1031, Value-Add Funds, and the Essential Income REIT) $5.6+ Billion of assets under management Diversified across 1,200+ properties, 22+ Million sq. ft., and 47 states All ER offerings meeting or exceeding cash flow projections Past performance is no guarantee of future results

WARREN THOMAS, CPA Warren has over 40 years of experience as a CPA and has been an active commercial real estate investor for the past 30 years. Prior to focusing on the securitized 1031 exchange market in 2003, he developed an extensive tax practice including estate planning, financial planning, and real estate advisory services. He graduated in 1978 from Biola University with a B.S. in Business, specializing in Accounting. He also earned a master's degree in Taxation from Golden Gate University in 1993. He maintains Series 6, 7, 22, 24, 39, 63, 66, and 79 Securities Licenses. DAVID FISHER, CPA David began his career in the tax department of KPMG. He later joined Wells Fargo, where he focused on tax, treasury, and acquisitions for over nine years. He served as North American Head of Asset and Structured Finance for HSBC's Investment Banking division, where he and his banking teams executed international financings in excess of $8 billion. David graduated magna cum laude from the University of Northern Iowa in 1993 with a degree in Accounting, earning national honors with the Elijah Watt Sells Award on the May 1993 CPA exam. David is primarily responsible for the acquisition, asset management, and financing aspects of the businesses. JOSHUA UNGERECHT Joshua currently serves as Managing Partner of ExchangeRight and Telos Capital and continues to serve as CEO and Chief Investment Officer of a wealth management firm and Broker-Dealer specializing in securitized real estate investments. Together with Warren Thomas, Joshua has overseen and underwritten the acquisition of over $6 billion in real estate. Joshua graduated from The Master’s College, summa cum laude with a B.A. in Theology, Apologetics, and Missions and is currently on leave from Talbot Graduate School, where he was pursuing an M.A. in Philosophy of Religion and Ethics. He also maintains Series 7, 22, 24, 63, 66, and 79 securities licenses and an active California real estate broker license. MANAGING PARTNERS

Capital Preservation Stable Income Tax Deferral Aggregation Strategy SOLVING INVESTOR NEEDS Depreciation Deferral + Section 199A REIT Deduction Necessity-Based, Primarily Investment-Grade Tenants + Long-Term Net Leases Broad Diversification within Recession-Resilient Industries Targeting Enhanced Diversification within Three Years There is no guarantee that this offering will meet its investment objectives.

SUMMARY OF THE ESSENTIAL INCOME REIT & IDENTIFIED TRUST PROPERTIES Cash flow distribution is calculated by multiplying the current monthly investor distribution by 12, then dividing the result by the NAV per share. All statistics as of March 2023 unless noted otherwise. There is no guarantee that this offering will meet its investment objectives. Past performance is not indicative of future results. 6.27% CURRENT CASH FLOW DISTRIBUTION ON NAV PER SHARE AS OF 3/31/23 2.66x TTM CASH INTEREST COVERAGE RATIO THROUGH 3/31/23 6.69% TTM AFFO YIELD THROUGH 3/31/23 ON CURRENT NAV PER SHARE 8.3 Years WEIGHTED-AVERAGE LEASE TERM AS OF 3/31/23 106.81% TTM AFFO-TO-DISTRIBUTION COVERAGE THROUGH 3/31/23 943 IDENTIFIED PROPERTIES 627 MARKETS 94.19% ANNUALIZED BASE RENT FROM ESSENTIAL BUSINESSES 55 TENANTS 16 INDUSTRIES 43 STATES $27.74 NAV PER SHARE AS OF 3/31/23

TOP 10 TENANT HIGHLIGHTS S&P Rated: Investment Grade BBB (Long-Term) A-2 (Short-Term) 2022 Fiscal Year Revenue: $132.70 Billion 2022 Fiscal Year Gross Profit: $28.27 Billion 2022 Fiscal Year Net Income: $4.34 Billion 2022 Fiscal Year Revenue Growth: 0.15% S&P Rated: Investment Grade BBB (Long-Term) A-2 (Short-Term) 2023 Fiscal Year Revenue: $37.84 Billion 2023 Fiscal Year Gross Profit: $11.82 Billion 2023 Fiscal Year Net Income: $2.42 Billion 2023 Fiscal Year Revenue Growth: 10.59% S&P Rated: Investment Grade BBB (Long-Term) 2022 Annual Revenue: $14.20 Billion 2022 Annual Gross Profit: $4.97 Billion 2022 Annual Net Income: $1.09 Billion 2022 Annual Revenue Growth: 11.57% S&P Rated: Investment Grade BBB (Long-Term) A-2 (Short-Term) 2022 Annual Revenue: $322.47 Billion 2022 Annual Gross Profit: $54.29 Billion 2022 Annual Net Income: $4.15 Billion 2022 Annual Revenue Growth: 10.39% S&P Rated: Investment Grade BBB (Long-Term) A-2 (Short-Term) 2023 Fiscal Year Revenue: $148.26 Billion 2023 Fiscal Year Gross Profit: $31.78 Billion 2023 Fiscal Year Net Income: $2.24 Billion 2023 Fiscal Year Revenue Growth: 7.52% Tenant financial data was primarily sourced from Form 10-Ks, as well as other sources including tenant websites, Forbes, and YCharts. Credit ratings were sourced directly from S&P as of June 30, 2023. The S&P Credit Rating Scale rates AAA to BBB- as investment-grade and BB+ to D as speculative grade. Credit rating of parent entity of a tenant, if applicable, is derived from S&P, unless otherwise noted. The tenant leases are backed by the parent entity where the investment-grade credit rating is presented. The financials presented are for the parent entity of the tenant.

TOP 10 TENANT HIGHLIGHTS Leases are guaranteed by Baxalta, Inc. or Takeda Pharmaceuticals U.S.A., Inc, which are wholly-owned subsidiaries of Takeda Pharmaceutical Co. Ltd., which is S&P Rated: Investment Grade BBB+ (Long-Term) A-2 (Short-Term) 2023 Fiscal Year Revenue: $29.83 Billion 2023 Fiscal Year Gross Profit: $20.61 Billion 2023 Fiscal Year Net Income: $2.35 Billion 2023 Fiscal Year Net Income Growth: 14.59% Family Dollar Stores, Inc. is a wholly owned subsidiary of Dollar Tree, Inc. 2023 Fiscal Year Revenue: $28.33 Billion 2023 Fiscal Year Gross Profit: $8.94 Billion 2023 Fiscal Year Net Income: $1.62 Billion 2023 Fiscal Year Revenue Growth: 7.64% S&P Rated: Investment Grade AA (Long-Term) A-1+ (Short-Term) 2023 Fiscal Year Revenue: $611.29 Billion 2023 Fiscal Year Gross Profit: $147.57 Billion 2023 Fiscal Year Net Income: $11.68 Billion 2023 Fiscal Year Revenue Growth: 6.73% Leases are guaranteed by Fresenius Medical Care Holdings, Inc. which is Moody’s Rated: Investment Grade Baa3 2022 Annual Revenue: €19.40 Billion 2022 Annual Gross Profit: €5.31 Billion 2022 Annual Net Income: €895 million 2022 Annual Revenue Growth: 10.10% No Publicly-Rated Debt 2022 Annual Revenue: $7.7 Billion 2022 Increase in Annual Revenue 20.3% 2022 Estimated Number of Employees: 43,000 2022 Forbes List of Largest Private Companies: 71st Tenant financial data was primarily sourced from Form 10-Ks, as well as other sources including tenant websites, Forbes, and YCharts. Credit ratings were sourced directly from S&P and Moody's as of June 30, 2023. The S&P Credit Rating Scale rates AAA to BBB- as investment-grade and BB+ to D as speculative grade. Moody's Credit Rating Scale rates Aaa to Baa3 as investment-grade and Ba1 to C as non-investment grade. Credit rating of parent entity of a tenant, if applicable, is derived from S&P, unless otherwise noted. The tenant leases are backed by the parent entity where the investment-grade credit rating is presented. The financials presented are for the parent entity of the tenant.

INDEPENDENT VALUATION $27.74 CURRENT NAV PER SHARE AS OF 3/31/23 ACCORDING TO THE INDEPENDENT VALUATION FIRM’S MARCH 31, 2023 REPORT: “We considered the unique economics of the Portfolio’s guaranteed lease structures, the nature of the tenants’ businesses, and the strength of each tenant’s financial position in the selection of appropriate market inputs. While we considered the macroeconomic impacts that were present throughout the COVID-19 pandemic, we note the tenants within the Portfolio represent essential retail and healthcare and are in a unique position to weather economic uncertainties and periods of economic downturn.”

ACCELERATED ACQUISITIONS, DIVIDEND INCREASES, & EXPANSION Past performance of the sponsor and its principals is no guarantee of future performance.

HISTORICAL DISTRIBUTIONS AND TAX-EQUIVALENT YIELD The current distribution to investors does not factor in the various tax benefits of ownership in the Essential Income REIT. In 2022, over 56% of distributions were reported as non-taxable return of capital and deductions totaled 65.58% including Section 199A deductions. Above is a hypothetical illustration of these historical benefits, based on the current NAV per share and a 37% federal income tax rate, an 8% state income tax rate, and a 3.8% Medicare surcharge tax. Exact tax-equivalent yield will vary by investor. Each investor should consult with their own tax advisor.

ACCELERATED ACQUISITIONS & DIVIDEND INCREASES DIVIDEND INCREASE 5.86% INITIAL CASH FLOW DISTRIBUTION 6.19% MARCH 2020 CASH FLOW DISTRIBUTION 6.17% AUGUST 2019 CASH FLOW DISTRIBUTION 6.21% MAY 2020 CASH FLOW DISTRIBUTION 6.25% MARCH 2021 CASH FLOW DISTRIBUTION 6.27% APRIL 2022 CASH FLOW DISTRIBUTION DIVIDEND INCREASE DIVIDEND INCREASE DIVIDEND INCREASE DIVIDEND INCREASE Annualized returns are presented utilizing the current NAV per share. Though current cash flows are based on contractual rent obligations of the tenants, there is no guarantee that this offering will meet any of its investment objectives. Past performance of the offering does not guarantee future results. Distribution payments are not guaranteed.

Past performance of the sponsor and its principals is no guarantee of future performance. The Essential Income REIT’s aggregation objectives, timing, and results are not guaranteed. AGGREGATION STRATEGY $5.6+ Billion $800+ Million/Year $7 – 10+ Billion Increased Diversification Enhanced Value and Liquidity Expanded Access to Capital Optimized Estate Planning

SUMMARY OF EXCHANGERIGHT’S AUM All statistics related to ExchangeRight's AUM are presented as of 6/30/23. 8.5 Years WEIGHTED-AVERAGE LEASE TERM 94%+ NOI FROM ESSENTIAL BUSINESSES $5.6+ BILLION 99.92% LEASED NET-LEASED PROPERTIES 747 MARKETS 80 TENANTS 17 INDUSTRIES 47 STATES 2.58x AVERAGE DEBT SERVICE COVERAGE RATIO

PUBLICLY TRADED NET-LEASED REITS METRICS

FUND	TKR	MARKET CAP[1]	5-YR AVG HISTORICAL DIVIDEND YIELD[1]	Q2 2020 RENT COLLECTIONS[3]	Q3 2020 RENT COLLECTIONS[3]	Q4 2020 RENT COLLECTIONS[3]
Realty Income Corporation	O	$40.25 B	4.38%	88%	93%	94%
National Retail Properties, Inc.	NNN	$7.79 B	4.65%	69%	90%	96%
Agree Realty Corp.	ADC	$6.09 B	3.70%	95%	98%	99%
Acadia Realty Trust	AKR	$1.37 B	4.10%	73%	87%	91%
Netsreit Corp.	NTST	$1.09 B	4.94%	87%	98%	100%
Weighted average of public REIT metrics (based on Market Capitalization)			4.35%	86%	93%	95%
ExchangeRight's Net-Leased Portfolios as of 6/30/2023			**6.24%[2]**	**100%**	**100%**	**100%**
Difference between ExchangeRight's net-leased assets under management and public REIT AUM metrics			**43.62%**	**16.32%**	**7.27%**	**5.74%**

SOURCE DISCLOSURES

1. As of 6/30/23. Source: YCharts, a financial data research platform. Unlike shares of publicly traded net-leased REITs, ExchangeRight's assets under management are illiquid and are not listed or traded on any stock exchange.
2. 5-Year Average Dividend Yield is the historical 5-year weighted average of net cash flow for ExchangeRight's net-leased AUM. Past performance may not be indicative of future performance.
3. Rent Collection metrics for public REITs are based on press releases, earnings calls, SEC filings, and other public investor presentations. All other public REITs as of 12/31/2020. Q3 figures represent a simple average of July, August, and September collections for O, ADC, and AKR.

In addition to the metrics noted above, ExchangeRight's AUM has several distinct advantages, including:

- Almost exclusively essential businesses that remained open even in shelter-in-place cities and states as a result of COVID-19
- Corporate-backed leases with no franchises or "mom-and-pop" locations
- Primarily investment-grade credit, without significant exposure to tenants with junk-bond-rated-credit
- Focused on recession-resilient industries rather than more discretionary and economically sensitive businesses

EXCHANGERIGHT’S ESSENTIAL INCOME REIT Recession-Resilient Tenants, Fully Covered Distributions, and Tax Deferral Among the Highest FFO Yield, Dividend, and FFO Coverage in the Industry Targeting Long-Term Value for Shareholders Adding ExchangeRight’s Diversification and Scale to Execute an Aggregation Strategy An Investor-Centric Structure and Significant Alignment of Interest Past performance of the offering is no guarantee of future results. The Essential Income REIT's aggregation objectives, timing, and results are not guaranteed.

Supplemental Slides

IDENTIFIED TRUST PROPERTIES

In accordance with our aggregation strategy, the Company previously entered into agreements to acquire an additional 606 properties, which when combined with the currently owned portfolio of 337 properties as of March 31, 2023, would create a diversified portfolio of 943 primarily single-tenant, primarily investment-grade net-leased tenanted real estate consisting of an aggregate of 16,218,642 square feet located in 43 states (collectively the “Identified Trust Properties”). In total, these properties are leased to 55 tenants operating in 16 different recession-resilient industries, with approximately 94.2% of the Identified Trust Properties base rental income derived from tenants that are essential businesses. There is no guarantee that the Company will acquire all of these identified properties. The Identified Trust Properties have a weighted average lease term of 8.3 years as of March 31, 2023. These properties are primarily investment-grade necessity-based retail tenants, and all of the tenants have paid 100% of their rent through June 30, 2023 including in the face of significant economic turmoil caused by the COVID-19 crisis and government-imposed lockdowns.

TENANT	INDUSTRY	NUMBER OF LEASES	LEASED SQUARE FEET	ANNUALIZED BASE RENT[1]	% OF ANNUALIZED BASE RENT
Walgreens	Pharmaceutical Retailers	132	1,919,292	$ 43,883,800	19.83%
Dollar General	Discount Necessity Retail	302	2,829,959	$ 30,516,200	13.79%
Tractor Supply	Farm and Rural Supply	70	1,395,339	$ 19,295,200	8.72%
Kroger	Grocery	22	1,477,208	$ 15,881,100	7.17%
CVS Pharmacy	Pharmaceutical Retailers	45	510,409	$ 11,450,100	5.17%
Hobby Lobby	Discount Specialty Retail	22	1,262,188	$ 9,786,600	4.42%
Fresenius Medical Care	Medical Care	38	345,673	$ 9,201,100	4.16%
BioLife Plasma Services	Healthcare Providers	16	241,551	$ 8,807,800	3.98%
Family Dollar	Discount Necessity Retail	62	540,145	$ 6,832,300	3.09%
Walmart Neighborhood Market	Grocery	9	378,199	$ 6,744,900	3.05%
Hy-Vee	Grocery	6	536,365	$ 6,536,700	2.95%
Sherwin Williams	Paint and Supplies	21	1,347,987	$ 5,256,300	2.37%
Giant Eagle	Grocery	5	357,225	$ 4,864,500	2.20%
Advance Auto Parts	Discount Automotive	43	315,486	$ 4,864,000	2.20%
Dollar Tree	Discount Necessity Retail	36	369,450	$ 3,958,500	1.79%
Old National Bank	Banking Services	13	110,532	$ 3,796,200	1.72%
Stop & Shop	Grocery	1	102,060	$ 2,940,000	1.33%
Napa Auto Parts	Discount Automotive	21	187,880	$ 2,168,900	0.98%
Natural Grocers	Grocery	5	88,516	$ 1,926,400	0.87%
GIANT Food Store	Grocery	2	105,726	$ 1,844,300	0.83%
AutoZone	Discount Automotive	14	109,780	$ 1,671,300	0.76%
Schnucks	Grocery	2	204,685	$ 1,650,900	0.75%
Verizon Wireless	Necessity Retail	7	34,316	$ 1,597,300	0.72%
Publix	Grocery	2	96,774	$ 1,548,400	0.70%
WellMed	Medical Care	6	82,210	$ 1,417,100	0.64%
Price Chopper	Grocery	1	61,410	$ 1,104,800	0.50%
Valspar	Paint and Supplies	1	167,230	$ 1,068,400	0.48%

IDENTIFIED TRUST PROPERTIES (CONT.)

TENANT	INDUSTRY	NUMBER OF LEASES	LEASED SQUARE FEET	ANNUALIZED BASE RENT[1]	% OF ANNUALIZED BASE RENT
O'Reilly	Discount Automotive	11	76,416	$ 1,048,400	0.47%
Sam's Club	Grocery	1	139,333	$ 978,200	0.44%
Dignity Health	Medical Care	1	10,978	$ 799,500	0.36%
Walmart Supercenter	Grocery	1	222,706	$ 765,000	0.35%
Food Lion	Grocery	2	82,643	$ 691,400	0.31%
Octapharma	Medical Care	3	44,502	$ 681,600	0.31%
Goodwill	Discount Specialty Retail	2	42,806	$ 653,200	0.30%
Tops Friendly Market	Grocery	1	78,182	$ 606,800	0.27%
Lowe's	Home Improvement Retail	1	137,200	$ 580,000	0.26%
U.S. Bank	Banking Services	3	14,087	$ 448,200	0.20%
Ballad Health	Medical Care	1	13,846	$ 419,800	0.19%
Ross Stores	Discount Apparel	1	25,782	$ 335,400	0.15%
Indianapolis Osteopathic Hospital, Inc.	Healthcare Providers	1	11,475	$ 320,000	0.14%
Truist Bank	Banking Services	2	5,929	$ 269,800	0.12%
PNC Bank, N.A.	Banking Services	1	6,061	$ 266,800	0.12%
HomeGoods	Discount Specialty Retail	1	22,244	$ 255,800	0.12%
Fedex	Integrated Freight & Logistics	1	38,759	$ 203,100	0.09%
Bank of America	Banking Services	3	4,175	$ 196,500	0.09%
MedSpring	Urgent Care	1	4,634	$ 193,100	0.09%
Franciscan Alliance, Inc.	Medical Care	1	5,994	$ 182,100	0.08%
The Christ Hospital	Healthcare Providers	1	9,260	$ 177,800	0.08%
Citizens Bank	Banking Services	2	4,402	$ 136,600	0.06%
Five Below	Discount Specialty Retail	1	8,479	$ 135,700	0.06%
TCF National Bank	Banking Services	1	4,542	$ 116,700	0.05%
Aaron's	Rental & Leasing Services	1	7,200	$ 101,900	0.05%
Webster Bank	Banking Services	1	6,768	$ 96,400	0.04%
Athletico Physical Therapy	Healthcare Providers	1	3,351	$ 77,000	0.03%
Archana Grocery	Grocery	1	9,293	$ –	0.00%
Total		**952[2]**	**16,218,642**	**$ 221,349,900**	**100.00%**

[1]Annualized base rent is calculated as the aggregate, annualized contractual minimum rent for all the space as of March 31, 2023. Tenant concessions and abatements are reflected in this amount. Furthermore, from time to time, a limited number of short-term (generally one to three months) free rent concessions may be provided to tenants prior to initial occupancy or upon a renewal extension. As of March 31, 2023, no tenants were in a free rent concession period. [2]The Identified Trust Properties include six multi-tenant properties for a total of 952 leases.

These properties were valued by the Company’s independent valuation firm as of December 31, 2021 as part of the identification and potential expansion evaluation by the Company. Our Trustee utilized the valuation to evaluate the expansion of our offering at that time. The midpoint of the range of values of the Identified Trust Properties specified in the independent valuation firm’s identified report, when combined with the Company’s cash reserves, other assets and liabilities, and anticipated cash reserves, other assets, and liabilities that the Company would assume or place in connection with the acquisition of the Identified Trust Properties to be acquired, would have resulted in a NAV of $2,306,668,000 as of December 31, 2021 (the “Projected Trust NAV”). The Projected Trust NAV per share represented a premium to the then-current NAV per share and reflected an aggregation benefit of acquiring the Identified Trust Properties, thus allowing us to identify these additional properties for future acquisition. Presented below is a summarized reconciliation of the components of the Projected Trust NAV of the Company as of December 31, 2021. IDENTIFIED TRUST PROPERTIES (CONT.) ASSETS Identified Trust Properties1 $ 4,140,000,000 Cash and Cash Equivalent 45,640,000 RSLCA 186,005,000 Receivables 1,732,000 Other Assets 1,172,000 Restricted Cash 83,569,000 Total Assets $ 4,458,118,000 1The valuation range for the Identified Trust Properties as of December 31, 2021 was $4,060,000,000 – $4,220,000,000. LIABILITIES Mortgage Loans Payable $ 2,137,008,000 Accounts Payable, Accrued Expenses and Other Liabilities 14,442,000 Total Liabilities $ 2,151,450,000     Projected Trust NAV $ 2,306,668,000

The Company, through the Operating Partnership, has entered into non-binding agreements to acquire an additional 478 single-tenant, net-leased properties primarily investment-grade necessity-based retail tenants that are part of existing ExchangeRight DST portfolios by offering up to $1.154 billion of additional OP Units or cash to the beneficial owners of the DST portfolios that currently own these properties in exchange for the interest in these properties. The Company also has the option to acquire up to 128 additional properties at ExchangeRight's actual cost or third-party contract price. The Identified Trust Properties have the potential to create significant lease and debt laddering to avoid significant concentrations of rollovers in any one year. As of March 31, 2023, the weighted average in-place remaining lease term of the Identified Trust Properties was 8.3 years (based on annualized base rent). The Identified Trust Properties are 99.9% leased and 98.0% occupied as of March 31, 2023. The Identified Trust Properties have 0.3% of its annualized base rent expiring in 2023. The information set forth in the chart assumes that tenants do not exercise lease extensions or renewal options earlier than the expiration date of the existing lease terms. IDENTIFIED TRUST PROPERTIES (CONT.)

FINANCING TARGETS

We intend to use leverage in a low-to-moderate fashion. As of March 31, 2023, the Company's current leverage is 46.38% based on our total assets under management ("AUM"), and our target leverage level for the Identified Trust Properties is approximately 47.94%, based on the projected total AUM using the midpoint of the independent valuation firm's previous valuation of the Identified Trust Properties. The Company has a Cash Interest Coverage Ratio of 2.66 for the 12 months ended March 31, 2023. We anticipate pursuing various options upon the maturity of our loans including utilizing available cash to repay such loans, increasing our access to unsecured lines of credit, utilizing secured lines of credit, obtaining secured mortgages, or pursuing debt private placements, among other options available to us.

	YEAR ENDED DEC 31, 2022	THREE MONTHS ENDED MAR 31, 2023	THREE MONTHS ENDED MAR 31, 2022	TRAILING 12 MONTHS ENDED MAR 31, 2023
	(A)	(B)	(C)	= (A) + (B) - (C)
Net income (loss) attributable to common shareholders	$ 3,561,000	$ (403,000)	$ 1,821,000	$ 1,337,000
Net income (loss) attributable to noncontrolling interests	1,361,000	(206,000)	505,000	650,000
Depreciation and amortization	30,571,000	10,181,000	5,544,000	35,208,000
Interest expense	20,614,000	7,232,000	3,274,000	24,572,000
EBITDAre	56,107,000	16,804,000	11,144,000	61,767,000
Adjustments:				
Straight-line rent adjustments	(764,000)	(252,000)	(139,000)	(877,000)
Above/below market lease amortization, net	(2,090,000)	(591,000)	(450,000)	(2,231,000)
Straight-line ground rent adjustments	163,000	40,000	42,000	161,000
Amortization of tax incentive financing arrangement	118,000	29,000	29,000	118,000
Adjusted EBITDAre	$ 53,534,000	$16,030,000	$10,626,000	$ 58,938,000
GAAP Interest Expense	$ 20,614,000	$ 7,232,000	$ 3,274,000	$ 24,572,000
Above/below market debt amortization, net	(501,000)	(204,000)	(77,000)	(628,000)
Amortization of deferred financing costs	(1,030,000)	(714,000)	26,000	(1,770,000)
Contractual Interest Expense	$ 19,083,000	$ 6,314,000	$ 3,223,000	$ 22,174,000
Cash Interest Coverage Ratio				2.66

The Company was formed in 2019. Summarized below is a hypothetical illustration of the returns an investor would have received based on the current pricing of its Class I, A, and S Common Shares using a 37% federal tax bracket, an 8% state tax bracket, and 3.8% Medicare surtax. Individual circumstances will vary by investor. The presentation below shows four years of actual cash flow and actual tax-equivalent yields of the Company based on the current share price by share class. Class S common share returns are theoretical based on its current share price. HISTORICAL PERFORMANCE RESULTS INVESTOR DISTRIBUTIONS 0.3" 0.3" INVESTOR TAX-EQUIVALENT YIELD 0.3" 0.3" YEAR CLASS I CLASS A CLASS S CLASS I CLASS A CLASS S 2019 6.03% 5.76% 5.06% 10.54% 9.83% 8.42% 2020 6.20% 5.83% 5.13% 9.88% 9.29% 7.87% 2021 6.24% 5.87% 5.17% 10.02% 9.42% 8.01% 2022 6.26% 5.89% 5.19% 10.05% 9.46% 8.04% Deductions of up to 65.58% of 2022 cash distributions were provided to Class A and Class I shareholders that held their shares for the entire year based on the return of capital provided on Form 1099-DIV and Section 199A distributions.

Our distribution policy is to declare and pay distributions exclusively out of our inception-to-date cash flows from operations, rather than investor equity or financing, subject only to REIT qualification requirements or to avoid incurring federal income tax. Presented below is a summary of that measure through March 31, 2023: HISTORICAL PERFORMANCE RESULTS (CONT.) 3 MONTHS ENDED MAR 31, 2023 YEAR ENDED DEC 31, 2022 YEAR ENDED DEC 31, 2021 YEAR ENDED DEC 31, 2020 YEAR ENDED DEC 31, 2019 TOTAL Cash flows from operating activities $ 9,842,000 $36,103,000 $19,653,000 $7,239,000 $2,715,000 $75,552,000 Distributions Class A and Class I common shares $ 6,423,000 $22,413,000 $13,280,000 $4,228,000 $ 703,000 $47,047,000 Noncontrolling interests 3,275,000 8,548,000 4,190,000 3,202,000 667,000 19,882,000 Total distributions $ 9,698,000 $30,961,000 $17,470,000 $7,430,000 $1,370,000 $66,929,000               Cash flows from operating activities in excess of distributions $ 144,000 $ 5,142,000 $ 2,183,000 $ (191,000) $1,345,000 $ 8,623,000 Certain figures have been reclassified in prior periods to conform to current presentation. Distributions reflect the distributions declared in the period presented.

The Company determines its AUM by taking the midpoint of the range of values for the properties that is specified in each quarter’s independent valuation report plus the Company’s cash reserves and the carrying value of its other non-property assets, less the carrying value of its liabilities. The following summarizes the Company’s AUM since its inception. ASSETS UNDER MANAGEMENT QUARTER ENDED AUM 3/31/2020 $ 180,482,000 6/30/2020 $ 181,094,000 9/30/2020 $ 231,346,000 12/31/2020 $ 319,491,000 3/31/2021 $ 445,190,000 6/30/2021 $ 543,645,000 9/30/2021 $ 572,603,000 12/31/2021 $ 702,103,000 3/31/2022 $ 810,880,000 6/30/2022 $ 934,712,000 9/30/2022 $1,178,556,000 12/31/2022 $1,217,129,000 3/31/2023 $1,198,839,000

ExchangeRight Real Estate, LLC (“ExchangeRight”) intends to continue to acquire properties with long-term net leases primarily to essential, recession-resilient, and investment-grade tenants across its Delaware statutory trust (“DST”) and REIT platforms with the goal of growing its total AUM to $7-10+ billion within the next three years. ExchangeRight’s aggregation strategy is intended to leverage the significant synergies between its net lease DST and REIT platforms in order to reduce risk and enhance value through increased diversification; expand capacity to accommodate liquidity needs; unlock additional access to capital; and optimize estate planning benefits on behalf of investors across both DST and REIT platforms. 312 of the Company’s currently owned properties were ExchangeRight DST properties that were acquired from affiliates of ExchangeRight. The following are potential additional aggregation options for the REIT platform: Net Leased Platform Integration with Expanded Liquidity Provisions Executed via a Tax-Deferred Sale/Merger: The Trustee may consider a tax-deferred sale/merger of all of ExchangeRight’s net lease businesses with the Company and the integration of revenues related to ExchangeRight’s net-leased asset and property management functions to provide shareholders with increased diversification, liquidity, and return potential. This strategy would provide the Company with access to approximately $4 billion of ExchangeRight’s DST net-leased assets, potentially unlocking access to significant additional liquidity and providing the Company with ownership of ExchangeRight’s proprietary acquisitions pipeline of more than $800 million of net-leased assets per year. A sale/merger of this nature would be expected to drive material excess annual AFFO coverage for the Company over its current dividend payout. This strategy would be anticipated to materially increase the Company’s access to long-term shareholders who are aligned with the Company’s investment goals and to materially increase the Company’s diversification, market capitalization, and capacity for providing enhanced liquidity for all shareholders. The Trustee intends to continue monitoring tax-deferred sale/merger opportunities to unlock shareholder value and liquidity through one or more net lease platform integrations. Public Listing or Initial Public Offering (IPO) on a National or International Exchange: ExchangeRight’s assets under management, which focus on Investment-Grade tenants that are operating essential businesses in historically recession-resilient industries, is anticipated to generate significant interest from the public markets for a public listing or initial public offering. A public listing or initial public offering of the Trust’s shares may provide enhanced liquidity and longer-term value to the Trust’s shareholders as a result of the market recognizing the favorability of the Trust’s aggregated assets under management relative to the portfolios of certain other publicly traded net lease REITs that do not exhibit the same level of credit tenant investment focus. The aggregation of ExchangeRight’s current and future assets under management with the existing assets of the Trust would provide the Trust with exceptional diversification and scale by market, tenant, industry and geography as well as lease and debt term laddering. Such a combination would help to accelerate the scalability that we anticipate would facilitate our ability to provide enhanced downside protection, optionality, risk-adjusted upside, and liquidity potential to investors. A public listing may be achieved without the underwriting fees associated with an IPO, which are typically between 5% and 8% for the size of an equity offering of the type that the Trust anticipates. An IPO option could also be utilized to increase demand for a future public offering and allow for capital to be raised through the public markets which could be used to further accelerate the Trust’s growth through acquisitions while providing flexibility to retire debt and further enhance the quality of the Trust’s balance sheet and overall Funds From Operations. The Trustee intends to continue to monitor public markets and exchange options to determine if either a public listing or IPO on a national or international exchange could be utilized to further unlock shareholder value. Any one or a combination of these potential strategies may further enhance investor returns and liquidity if executed, however, there is no guarantee that any of these strategies will be executed or that they will produce enhanced liquidity or returns. AGGREGATION STRATEGY

NON-GAAP MEASURES The Company makes reference and includes various non-GAAP measures in evaluating its performance on an ongoing basis. These metrics include Annualized Base Rent (“ABR”), Funds From Operations (“FFO”), Adjusted FFO (“AFFO”), AFFO Yield per Share, AFFO Distribution Coverage Ratio, Leverage Ratio, EBITDAre and Adjusted EBITDAre, and Cash Interest Coverage Ratio. The Company believes these measures are useful to management, investors, and other interested parties in analyzing the Company. ABR is calculated as the aggregate, annualized contractual minimum rent for all occupied spaces. Tenant concessions and abatements are reflected in this measure. Furthermore, from time to time, a limited number of short-term (generally one to three months) free rent concessions may be provided to tenants prior to initial occupancy or upon a renewal extension. The Company believes ABR is useful to management, investors, and other interested parties in analyzing concentrations and leasing activity. FFO is a widely recognized supplemental non-GAAP measure utilized to evaluate the financial performance of a REIT. The Company presents FFO in accordance with the definition adopted by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT generally defines FFO as net income (determined in accordance with GAAP), excluding gains (losses) from sales of real estate properties, impairment write-downs on real estate properties directly attributable to decreases in the value of depreciable real estate, plus real estate related depreciation and amortization, and adjustments for partnerships and joint ventures to reflect FFO on the same basis. The Company considers FFO to be an appropriate measure of its financial performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than other depreciable assets. The Company also considers AFFO to be an additional meaningful financial measure of financial performance as it provides supplemental information concerning our operating performance, exclusive of certain non-cash items and other costs. The Company believes AFFO further assists in comparing the Company’s performance across reporting periods on a consistent basis by excluding such items. FFO and AFFO should be reviewed with net income (loss) attributable to common shareholders, the most directly comparable GAAP financial measure, when trying to understand the Company’s operating performance. FFO and AFFO do not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) attributable to common shareholders or to cash flow from operating activities. The Company’s computations of FFO and AFFO may differ from the computations utilized by other REITs and, accordingly, may not be comparable to such REITs. The Company also considers the AFFO Yield that is generated per share as measured by its share price or NAV as a meaningful measure that demonstrates the historical operating performance of the Company’s most recent twelve-month period of operations on a per share basis. The Company believes this measure is helpful in assisting the Company evaluate how its performance compares to its current and historical distribution targets, among other factors.

NON-GAAP MEASURES (CONT.) The Company also considers its AFFO Distribution Coverage Ratio which is measured as the amount of AFFO over the actual distributions declared to be a meaningful measure in evaluating a Company’s operating performance in conjunction with the distributions it is declaring. AFFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) attributable to common shareholders or to cash flow from operating activities. The Company considers its Leverage Ratio to be a meaningful financial measure as it provides supplemental information concerning our use of leverage. This calculation is measured as our total debt compared to our total assets as adjusted for the fair market value of our real estate investments as determined using the midpoint of the valuation performed by our independent valuation firm. The Company also considers its Cash Interest Coverage Ratio to be an additional meaningful financial measure as it provides supplemental information concerning our ability to meet financial obligations, namely our ability to meet current debt obligations from operations. A component of this calculation is EBITDAre which is defined by NAREIT to mean net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization, any gains (or losses) from sales of real estate assets and/or changes in control, any impairment charges on depreciable real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. The Company considers the non-GAAP measure of EBITDAre to be a key supplemental measure of the Company's performance and should be considered along with, but not as an alternative to, net income or loss as a measure of the Company's operating performance. The Company considers EBITDAre a key supplemental measure of the Company's operating performance because it provides an additional supplemental measure of the Company's performance and operating cash flow that is widely recognized within the industry and by investors. The Company’s calculation of EBITDAre may not be comparable to EBITDAre reported by other REITs that interpret the NAREIT definition differently than the Company. The Company also considers Adjusted EBITDAre to be an additional meaningful financial measure of financial performance as it provides supplemental information concerning our operating performance, exclusive of certain non-cash items and other costs. The Company believes Adjusted EBITDAre further assists in comparing the Company’s performance across reporting periods on a consistent basis by excluding such items when compared to EBITDAre.

NON-GAAP MEASURES (CONT.) YEAR ENDED DEC 31, 2022 3 MONTHS ENDED MAR 31, 2023 3 MONTHS ENDED MAR 31, 2022 TRAILING 12 MONTHS ENDED MAR 31, 2023   (A) (B) (C) = (A) + (B) - (C) Net income (loss) attributable to common shareholders $ 3,561,000 $ (403,000) $ 1,821,000 $ 1,337,000 Depreciation and amortization 30,571,000 10,181,000 5,544,000 35,208,000 Net income (loss) attributable to noncontrolling interests 1,361,000 (206,000) 505,000 650,000 FFO applicable to diluted common shares 35,493,000 9,572,000 7,870,000 37,195,000 Adjustments:         Straight-line rent adjustments (764,000) (252,000) (139,000) (877,000) Above/below market lease amortization, net (2,090,000) (591,000) (450,000) (2,231,000) Amortization of deferred financing costs 501,000 204,000 77,000 628,000 Above/below market debt amortization, net 1,030,000 714,000 (26,000) 1,770,000 Straight-line ground rent adjustments 163,000 40,000 42,000 161,000 Amortization of tax incentive financing arrangement 118,000 29,000 29,000 118,000 AFFO applicable to diluted common shares $ 34,451,000 $ 9,716,000 $ 7,403,000 $ 36,764,000           Weighted average number of diluted common shares:         Common shares       13,776,203 OP Units       6,022,046         19,798,249           FFO per diluted common shares       $ 1.88 AFFO per diluted common shares       $ 1.86           NAV per share at March 31, 2023       $ 27.74           AFFO Yield per NAV per share at March 31, 2023       6.69% Reconciliation of Net income (loss) to FFO and AFFO per diluted common share A reconciliation of net income (loss) attributable to common shareholders to FFO and AFFO for the twelve months ended March 31, 2023 is as follows:

Calculation of AFFO Distribution Coverage Ratio A reconciliation of the Company's AFFO distribution coverage ratio for the twelve months ended March 31, 2023 is as follows: NON-GAAP MEASURES (CONT.) YEAR ENDED DEC 31, 2022 3 MONTHS ENDED MAR 31, 2023 3 MONTHS ENDED MAR 31, 2022 TRAILING 12 MONTHS ENDED MAR 31, 2023   (A) (B) (C) = (A) + (B) - (C) AFFO applicable to diluted common shares $ 34,451,000 $ 9,716,000 $ 7,403,000 $ 36,764,000           Distributions:         Common shares $ 22,413,000 $ 6,423,000 $ 4,885,000 $ 23,951,000 OP Units 8,548,000 3,275,000 1,353,000 10,470,000 Total distributions $ 30,961,000 $ 9,698,000 $ 6,238,000 $ 34,421,000           AFFO Distribution Coverage Ratio       106.81%

NON-GAAP MEASURES (CONT.) 3 MONTHS ENDED MAR 31, 2023 YEAR ENDED DEC 31, 2022 YEAR ENDED DEC 31, 2021 YEAR ENDED DEC 31, 2020 YEAR ENDED DEC 31, 2019 TOTAL AFFO applicable to diluted common shares $ 9,716,000 $ 34,451,000 $ 19,897,000 $ 7,494,000 $ 1,686,000 $ 73,244,000 Distributions Common shares $ 6,423,000 $ 22,413,000 $ 13,280,000 $ 4,228,000 $ 703,000 $ 47,047,000 OP Units 3,275,000 8,548,000 4,190,000 3,202,000 667,000 19,882,000 Total distributions $ 9,698,000 $ 30,961,000 $ 17,470,000 $ 7,430,000 $ 1,370,000 $ 66,929,000 AFFO Distribution Coverage Ratio           109.44% Calculation of Inception-to-date AFFO Distribution Coverage Ratio

Calculation of Leverage Ratio as of March 31, 2023 The Company monitors its leverage on a regular basis as our targeted leverage level on our entire portfolio of assets is approximately 40-50%. Our overall leverage will depend on how we choose to finance our portfolio, including future acquisitions and the cost of leverage. Our borrowing policies mandate that our total portfolio leverage at the time any debt is assumed or obtained does not exceed 65% of the total value of our portfolio at the time of the acquisition. The calculation of our leverage ratio as of March 31, 2023 is as follows: NON-GAAP MEASURES (CONT.) MARCH 31, 2023 Total Assets $ 1,136,848,000 Adjustments:   Intangible assets, net (73,013,000) Right-of-use asset (4,619,000) Receivables (1,618,000) Other assets (332,000) Fair value adjustment of real estate investments 141,573,000   $ 1,198,839,000     Total Debt $ 556,015,000     Leverage Ratio 46.38%

NON-GAAP MEASURES (CONT.) YEAR ENDED DEC 31, 2022 3 MONTHS ENDED MAR 31, 2023 3 MONTHS ENDED MAR 31, 2022 TRAILING 12 MONTHS ENDED MAR 31, 2023   (A) (B) (C) = (A) + (B) - (C) Net income (loss) attributable to common shareholders $ 3,561,000 $ (403,000) $ 1,821,000 $ 1,337,000 Net income (loss) attributable to noncontrolling interests 1,361,000 (206,000) 505,000 650,000 Depreciation and amortization 30,571,000 10,181,000 5,544,000 35,208,000 Interest expense 20,614,000 7,232,000 3,274,000 24,572,000 EBITDAre 56,107,000 16,804,000 11,144,000 61,767,000 Adjustments:         Straight-line rent adjustments (764,000) (252,000) (139,000) (877,000) Above/below market lease amortization, net (2,090,000) (591,000) (450,000) (2,231,000) Straight-line ground rent adjustments 163,000 40,000 42,000 161,000 Amortization of tax incentive financing arrangement 118,000 29,000 29,000 118,000 Adjusted EBITDAre $ 53,534,000 $16,030,000 $10,626,000 $ 58,938,000           GAAP Interest Expense $ 20,614,000 $ 7,232,000 $ 3,274,000 $ 24,572,000 Above/below market debt amortization, net (501,000) (204,000) (77,000) (628,000) Amortization of deferred financing costs (1,030,000) (714,000) 26,000 (1,770,000) Contractual Interest Expense $ 19,083,000 $ 6,314,000 $ 3,223,000 $ 22,174,000           Cash Interest Coverage Ratio       2.66 Calculation of Cash Interest Coverage Ratio A reconciliation of net income (loss) attributable to common shareholders to Adjusted EBITDAre and the total cash interest expense incurred by the Company for the twelve months ended March 31, 2023 is as follows:

SUMMARY OF EXCHANGERIGHT’S AUM LESS THAN 4% LEASE AND DEBT MATURITY ROLLOVER THROUGH 2025 The Lease Rollover by Year is displayed as a percentage of ExchangeRight's Net Operating Income. The debt maturity schedule is displayed as a percentage of ExchangeRight's Assets Under Management. All statistics are presented as of 6/30/2023.